Exhibit 23

                                   CONSENT OF
                               FARBER & HASS, LLP
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Remedent USA, Inc.
Xavier de Cocklaan 42
9831 Deurle, Belgium

We hereby consent to the incorporation by reference in this Amendment to the Annual Report on Form 10-KSB/A, of our report dated July 13, 2003 relating to the financial statements of Remedent USA, Inc. as of March 31, 2003 and March 31, 2002.

Farber & Hass LLP

/s/ Farber & Hass
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Dated:   October 8, 2004
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